TGM REALTY CORP. #5
                        650 FIFTH AVENUE -- 28TH FLOOR
                           NEW YORK, NEW YORK 10019

                           as of September 20, 1996

Chestnut Ridge I Limited Partnership and
8951 Randol Limited Partnership
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A200
Bannockburn, Illinois  60015
Attn:  Ilona Adams

     Re: Agreements of Sale dated as of August 30, 1996, as modified to date (the "Agreements"), between Chestnut Ridge I Limited Partnership or 8951 Randol Limited Partnership, respectively (each, a "Seller" and collectively, "Sellers"), and TGM Realty Corp. #5 ("Purchaser")

          Premises: Chestnut Ridge I Apartments and
                    Chestnut Ridge II Apartments
                    Fort Worth, Tarrant County, Texas
------------------------------------------------------------------------------

Gentlemen:

     Purchaser and each Seller hereby agree that the Agreements are modified as follows, provided that terms used but not defined in this amendment shall have the meanings provided in the Agreements.

     1. Purchaser has asked the City of Fort Worth (the "City") to inspect each Property and have certificates of occupancy for each building therein issued after the Closing, and Sellers have consented thereto. The aggregate inspection fee (of $2,080 for both Properties) is at Purchaser's cost and expense.

     2. If the City requires that repairs and/or replacements be made (including without limitation by issuing a report or notices of violations) then Purchaser and Sellers shall endeavor in good faith to agree in writing upon the estimated aggregate costs of same. At Closing, Sellers shall pay Purchaser the following portion of such aggregate agreed-upon costs in the form of a credit in Purchaser's favor against the aggregate Purchase Prices:

          (a)  First $10,000 of such aggregate costs:  Sellers shall pay none;

          (b)  Next $15,000 of such aggregate costs:  Sellers shall pay all;
               and

          (c)  All aggregate costs after the first $25,000:  Sellers shall pay
               50%.

          3. Notwithstanding the foregoing provisions to the contrary, if (a) the total of such aggregate agreed-upon costs shall exceed $100,000 as stated in such written agreement between Purchaser and Sellers, or (b) Purchaser and the Sellers shall, notwithstanding their good faith efforts to do so, fail to agree on the amount of such aggregate costs within ten (10) Business Days after Purchaser shall have received the City's final report of required repairs and replacements (or final report or notices of violations), or (c) the City shall state in a writing received by Purchaser that the City shall not issue certificates of occupancy for one or more buildings in the Properties, then, unless Purchaser shall elect, by written notice to Sellers given within ten
(10) Business Days after the occurrence of either case (a), (b) or (c), to continue the Agreements, the Agreements shall automatically terminate, all Earnest Moneys shall be immediately refunded to Purchaser, and then Purchaser and each Seller shall have no further liabilities or obligations one to the other under the Agreements (including without limitation any and all liabilities or obligations with respect to such City inspections or resulting reports or notices of violations). If Purchaser timely gives such notice to continue the Agreements, then, if the foregoing case (a) has occurred, the Agreements shall nonetheless remain modified by Sections 1, 2, 4 and 5 of this amendment; if the foregoing case (b) has occurred, this amendment shall no longer be applicable except that the Agreements shall be modified solely by Sections 4 and 5 of the amendment; and if the foregoing case (c) has occurred, Purchaser shall be deemed to have accepted the consequences of the lack of such certificates of occupancy and Seller shall have no liability therefor.
Further, if the City gives neither an initial report of required repairs and replacements nor an initial report or notices of violations on or before December 2, 1996, then, until the City gives such report or notice to Sellers or Purchaser, either Purchaser or both Sellers may elect, by notice to the other, to terminate the Agreements, and, upon such election, all Earnest Moneys shall be immediately refunded to Purchaser, and then Purchaser and each Seller shall have no further liabilities or obligations one to the other under the Agreements (including without limitation any and all liabilities or obligations with respect to such City inspections or resulting reports or notices of violations).

     4. The Closing Date under each Agreement is hereby extended to be the date that is seven (7) Business Days after either (a) the date on which both
(i) the City shall have issued its final report of required repairs and replacements (or final report or notices of violations) and (ii) Purchaser and both Sellers shall have agreed in writing as to the estimated aggregate costs of effecting all related repairs and replacements, or (b) the date that Purchaser gives such notice to continue the Agreements, provided that if both such dates (a) and (b) occur, then the Closing Date shall be seven (7) Business Days after the later of such two dates.

     5. Section 9B of each Agreement is hereby modified by adding the following thereto at the end thereof: "; and a release from the Broker stating that all fees or commissions due Broker have been paid in full by Seller and that no other fees or commissions are due to the Broker by Purchaser."

     6. Except as modified hereby, the Agreements remain unmodified and in full force and effect.

     7. This amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. In addition, the parties may execute separate signature pages, and such signature pages (and/or signature pages that have been detached from one or more duplicate original copies of this amendment) may be combined and attached to one or more copies of this amendment so that such copies shall contain the signatures of all of the parties thereto. A party hereto may rely upon a telecopy (fax) of a counterpart of this amendment that has been executed by any other party, or a photocopy thereof.

                         Very truly yours,

                         TGM REALTY CORP. #5, a Delaware corporation


                         By:
                              -------------------------------------------------
                              Steven C. Macy, Executive Vice President

AGREED:

CHESTNUT RIDGE I LIMITED PARTNERSHIP,
an Illinois limited partnership

By:  Chestnut Ridge of Illinois, Inc., an Illinois
        corporation, its general partner

     By:  /s/ James E. Mendelson
          -------------------------------------
     Name:   James E. Mendelson
     Title:  Authorized Rep.


8951 RANDOL LIMITED PARTNERSHIP, an
Illinois limited partnership

By:  8951 Randol of Illinois, Inc., an Illinois
        corporation, its general partner

     By:  /s/ James E. Mendelson
         -----------------------------------
     Name:   James E. Mendelson
     Title:  Authorized Rep.